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                                                                    Exhibit 4.13

                                    CLASS C
                CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP
                     TRANSACTION UNDER 2001 MASTER AGREEMENT

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
DATE:   August 21, 2001                       OUR REF: Morgan Reference Number 500342
TO:     World Financial Network Credit Card   FROM:    Morgan Guaranty Trust Company of
        Master Note Trust                              New York
        c/o JP Morgan Chase                            60 Wall Street
        500 Stanton Christiana Road                    New York, NY 10260
        OPS4/ 3rd Floor
        Newark, DE 19713
ATTN:   Institutional Trust Services          CONTACT: Document Control
FAX NO:                                       FAX NO:  212-648-8882
TEL NO:                                       TEL NO:  212-648-5088
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Dear Sir/Madam,

      The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below (the "Agreement").

      The definitions and provisions contained in the 1991 ISDA Definitions, as amended by the 1998 Supplement thereto (each as published by the International Swaps and Derivatives Association, Inc., the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Definitions or the Indenture dated as of August 1, 2001, between Party B and BNY Midwest Trust Company, as indenture trustee (the "Indenture") as supplemented by the Series 2001-A Indenture Supplement, dated as of August 21, 2001 (the "Indenture Supplement" and together with the Indenture, the "Indenture").

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement (including the Schedule thereto) dated as of August 21, 2001, as amended and supplemented from time to time (the "Agreement"), between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

      In this Confirmation "Party A" means Morgan Guaranty Trust Company of New York and "Party B" means World Financial Network Credit Card Master Note Trust.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

         Notional Amount:          Initially, USD 121,500,000 and thereafter an
                                   amount equal for each Calculation Period to the Class C Note Principal Balance (as defined in the Indenture Supplement) at the end of the first day of that Calculation
                                   Period.

         Trade Date:               August 2, 2001

         Effective Date:           August 21, 2001

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         Termination Date:         The earlier of (i) June 16, 2008, subject to
                                   adjustment in accordance with the Following
                                   Business Day Convention, and (ii) the date on which the Class C Note Principal Balance (as defined in the Indenture Supplement) is reduced to zero, subject to early termination in accordance with the terms of the Agreement. In accordance with the Indenture Supplement, the Class C Expected Principal Distribution Date is September 15, 2004, subject to the Following Business Day Convention.

      FIXED AMOUNTS:

      Fixed Rate Payer:            Party B

      Fixed Rate Payer Payment     The 15th of each month commencing October 15,
      Dates:                       2001 and ending on the Termination Date,
                                   subject to adjustment in accordance with the Following Business Day Convention

      Fixed Rate:                  4.92% per annum

      Fixed Rate Day Count         Actual/360
      Fraction:

      FLOATING AMOUNTS:

      Floating Rate Payer:         Party A

      Floating Rate Payer          The 15th of each month commencing October 15,
      Payment Dates:               2001 and ending on the Termination Date,
                                   subject to adjustment in accordance with the Following Business Day Convention.

      Floating Rate for initial
      Calculation Period:          3.575%

      Floating Rate Option:        USD-LIBOR-BBA

      Designated Maturity:         1 Month, including initial Calculation
                                   Period.

      Spread:                      None

      Floating Rate Day Count      Actual/360
      Fraction:

      Reset Dates:                 First day of each Calculation Period

      Business Days:               New York, Columbus, Ohio, and Chicago,
                                   Illinois

      Calculation Agent:           Party A

                           WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                                      SERIES 2001-A CONFIRMATION
                                                         REFERENCE NUMBER 500342


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3. ADDITIONAL AMOUNTS UPON PARTIAL TERMINATION

      On any Payment Date prior to the Class C Expected Principal Distribution Date (as defined in the Indenture Supplement), where as a result of principal payments on the Class C Notes (as defined in the Indenture Supplement), the Notional Amount would be reduced by the corresponding reduction in the Class C Note Principal Balance (as defined in the Indenture Supplement), the parties hereto shall treat the portion of such reduction (without duplication) as terminated on such Payment Date (a "Terminated Transaction"). Party A shall calculate the Market Quotation for the Terminated Transaction as set forth below.

      "Market Quotation" means, with respect to a Terminated Transaction, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to Party A (expressed as a negative number) or by Party A (expressed as a positive number) in consideration of an agreement between Party A and the quoting Reference Market-maker to enter into such Terminated Transaction (with the same fixed and floating payment rates and remaining term as this Transaction) on the relevant Payment Date. Party A will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable prior to the relevant Payment Date. The day and time as of which those quotations are to be obtained will be selected in good faith by Party A. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, Party A will determine the Market Quotation in good faith. Notwithstanding the foregoing, Party A shall be the sole Reference Market-maker unless: (a) the reduction in the Notional Amount of the Transaction is equal to or greater than $50 million on such Payment Date, and (b) the Servicer or the Indenture Trustee requests that quotations from Reference Market-makers other than Party A are utilized.

      If the amount so determined by Party A in respect of a Terminated Transaction is positive, Party B shall owe such amount to Party A, which shall be payable (with interest thereon accruing from such Payment Date and calculated at the Fixed Rate) on the next Distribution Date to the extent provided in the Indenture. If such amount is negative, no amounts shall be payable by Party A or Party B in respect of the Terminated Transaction.

4. ACCOUNT DETAILS:

Account for payments to Party   Name: Morgan Guaranty Trust Company of New
A:                              York

                                City: New York

                                ABA# 021-000-238

                                Ref: World Financial Network Credit Card Master Note Trust - Swaps Group

                                Acct: 67007054

Account for payments to Party   Bank of New York
B:                              ABA #021-000-018
                                Name: World Financial Network Credit Card Master
                                Note Trust

                           WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                                      SERIES 2001-A CONFIRMATION
                                                         REFERENCE NUMBER 500342


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                                      Collection Account
                                Acct: 048171

5. OFFICES:

      The Office of Party A for this      270 Park Avenue, 8th Floor
      Transaction is:
                                          New York, NY 10017

      The Office of Party B for this      500 Stanton Christiana Road
      Transaction is:
                                          OPS4/ 3rd Floor

      Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Document Control (fax no. 212-648-8882).

Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

                           WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                                      SERIES 2001-A CONFIRMATION
                                                         REFERENCE NUMBER 500342


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J.P. MORGAN SECURITIES INC., AS     ACCEPTED AND CONFIRMED AS OF THE DATE
AGENT FOR MORGAN GUARANTY TRUST     FIRST WRITTEN:
COMPANY OF NEW YORK

                                    WORLD FINANCIAL NETWORK CREDIT
                                    CARD MASTER NOTE TRUST,
                                    BY: CHASE MANHATTAN BANK USA, NATIONAL
By: /s/ Sheri McCall                ASSOCIATION, NOT  IN ITS INDIVIDUAL
    ----------------------------    CAPACITY, BUT SOLELY AS OWNER TRUSTEE
Name: Sheri McCall
Title: Assistant Vice President


By: ____________________________    By: /s/ Denis Kelly
Name:                                   ----------------------------------
                                    Name and Title: Denis Kelly
Title:                                              Assistant Vice President

                           WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                                      SERIES 2001-A CONFIRMATION
                                                         REFERENCE NUMBER 500342


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